                         L-3 COMMUNICATIONS CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES
                                ($ IN THOUSANDS)

                                                                     COMPANY
                                           -------------------------------------------------------------
                                             ADJUSTED
                                             PRO FORMA       PRO FORMA        ACTUAL          ACTUAL
                                               YEAR            YEAR            YEAR        NINE MONTHS
                                               ENDED           ENDED          ENDED           ENDED
                                           DECEMBER 31,      DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                               1998            1998            1998            1997
                                           --------------   ------------   -------------   -------------
Earnings:
    Income before income taxes                  $ 41,700       $ 21,900        $ 53,450        $ 22,992

    Add:
         Interest expense                         56,900         56,900          47,015          29,884
         Amortization of debt expense              3,900          3,900           2,564           1,517
         Interest component of rent expense        6,561          6,561           5,097           3,213
                                                --------       --------        --------        --------
    Earnings                                   $ 109,061       $ 89,261       $ 108,126        $ 57,606
                                                --------       --------        --------        --------

Fixed Charges:
         Interest expense                         56,900         56,900          47,015          29,884
         Amortization of debt expense              3,900          3,900           2,564           1,517
         Interest component of rent expense        6,561          6,561           5,097           3,213
                                                --------       --------        --------        --------
    Fixed Charges                               $ 67,361       $ 67,361        $ 54,676        $ 34,614
                                                --------       --------        --------        --------

Ratio of earnings to fixed charges                   1.6x           1.3x            2.0x            1.7x
                                                ========       ========        ========        ========


                                                                     PREDECESSOR COMPANY
                                                 -------------------------------------------------------------
                                                  THREE MONTHS          YEAR           YEAR          YEAR
                                                     ENDED             ENDED          ENDED         ENDED
                                                    MARCH 31,        DECEMBER 31,   DECEMBER 31,  DECEMBER 31,
                                                      1997              1996           1995          1994
                                                    ---------       ------------   ------------   -----------
Earnings:
    Income before income taxes                         $(505)          $ 19,494          $ 174       $ 2,929
    Add:
         Interest expense                              8,441             24,197          4,475         5,450
         Amortization of debt expense                      -                  -              -             -
         Interest component of rent expense              851              2,832          1,591         1,866
                                                      ------           --------        -------      --------
    Earnings                                          $8,787           $ 46,523        $ 6,240      $ 10,245
                                                      ------           --------        -------      --------

Fixed Charges:
         Interest expense                              8,441             24,197          4,475         5,450
         Amortization of debt expense                      -                  -              -             -
         Interest component of rent expense              851              2,832          1,591         1,866
                                                      ------           --------        -------      --------
    Fixed Charges                                     $9,292           $ 27,029        $ 6,066       $ 7,316
                                                      ------           --------        -------      --------

Ratio of earnings to fixed charges                      n.a.(a)             1.7x           1.0x          1.4x
                                                      ======           ========        =======      ========

(a) For the three months ended March 31, 1997, earnings were insufficient to cover fixed charges by $.5 million.